UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 26, 2021
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	IRIX	Nasdaq Global Market

Item 8.01. Other Events

Iridex Corportation (the “Company”) is filing this Current Report on Form 8-K to provide an update related to the status of its Paycheck Protection Program (“PPP”) loan forgiveness application with the Small Business Administration (“SBA”).

The Company applied for a PPP loan based on the eligibility and need requirements established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and in April 2020, received $2,497,199 through Silicon Valley Bank. In December 2020, the Company submitted its PPP loan forgiveness application and the loan necessity questionnaire to the SBA through Silicon Valley Bank.

On June 26, 2021, the Company received notification through Silicon Valley Bank that its PPP loan has been fully forgiven by the SBA and the forgiveness payment date was June 21, 2021. The forgiveness of the PPP loan will be recognized during the Company’s second fiscal quarter ending July 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ David I. Bruce
David I. Bruce President and Chief Executive Officer

Date: June 29, 2021

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